Exhibit 1.1

ICHOR HOLDINGS, LTD.

4,000,000 Shares

Ordinary Shares

($0.0001 par value)

UNDERWRITING AGREEMENT

December 9, 2020

Stifel, Nicolaus & Company, Incorporated

Cowen and Company, LLC

  As Representatives of the

      Several Underwriters

c/o Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 12th Floor

New York, New York  10019

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York  10022

Ladies and Gentlemen:

Ichor Holdings, Ltd., a Cayman Islands exempt limited company (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 4,000,000 shares (the “Firm Shares”) of the Company’s ordinary shares, $0.0001 par value (the “Ordinary Shares”).  The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to 600,000 additional shares of the Company’s Ordinary Shares (the “Option Shares”) as set forth below. As the representatives, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names on Schedule I hereto. The Firm Shares and the Option Shares are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Act, and the rules and regulations promulgated thereunder (the “Rules and Regulations”), a registration statement on Form S-3 (File No. 333-240294), including a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Shares and the offering thereof and is used prior to the filing of the “Prospectus”, which means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Schedule II, the “Pricing Disclosure Package”): a Preliminary Prospectus dated December 8, 2020 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule II hereto. “Applicable Time” means 5:45 P.M., New York City time, on December 9, 2020.

(b)No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.

(c)The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.

(d)Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule II hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.

(e)From the time of filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the Act.

(f)The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.  Any individual Written Testing-the-Waters Communication does not materially conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated, or to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Act, and did not, as of the applicable effective date, and will not, as of the Closing Date and as of the Option Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Option Closing Date, as the case may be, the Prospectus will comply in all material respects with the Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.

(h)The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)The Company has been duly organized and is validly existing as an exempt limited company in good standing under the laws of the Cayman Islands, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the subsidiaries of the Company as listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 27, 2019 (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Subsidiaries listed in Exhibit B hereto are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X).  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).  The outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and, with respect to shares of capital stock, non-assessable and, other than as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(j)All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights, other than those which have been waived or satisfied.

(k)The information with respect to the Company’s authorized, issued and outstanding capitalization set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the Pricing Disclosure Package) is (or, upon the consummation of the transactions described therein, will be) true and correct in all material respects. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities (other than grants or exercises of equity-based awards pursuant to the Company’s equity incentive and employee benefit plans (including employee stock purchase plans) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus); (ii) incurred any material liability or obligation, direct or contingent, for borrowed money; or (C) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(l)(i) At the time after filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement. The Company has paid the registration fee for this offering pursuant to the Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(m)The consolidated financial statements of the Company and the consolidated Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  All disclosures contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Act, to the extent applicable.  The

Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included or incorporated by reference therein as required.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n)KPMG LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(o)The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company. As of the date hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(p)There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or to which any property of the Company or the Subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.  There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.  There are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(q)The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or which, in either case, (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and the Subsidiaries occupy their leased properties under valid and binding leases, conforming in all material respects to the description thereof set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(r)The Company and the Subsidiaries have filed all material U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for any such taxes being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP or where the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect.

(s)Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as each may be amended or supplemented, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)Neither the Company nor any of the Subsidiaries is or, with respect to clause (ii) only, with the giving of notice or lapse of time or both, will be, (i) in violation of its memorandum and articles of association, certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii)

in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (y) the memorandum and articles of association, certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company or (z) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (x) and (z), as would not have a Material Adverse Effect.

(u)The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate, limited liability company or similar applicable action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(v)Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(w)Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written notice of proceedings relating to the revocation or modification of any Governmental License.

(x)The Company and the Subsidiaries own or possess or can obtain on reasonable terms the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other intellectual property rights, as well as related rights, such as the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future, except as would not have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has materially infringed, misappropriated, conflicted with or otherwise violated, or is currently materially infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiaries have received any written communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity.  The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries.  The Company and the Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(y)None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in material violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees or otherwise in material violation of the rights of any persons. The Company and the Subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, data and databases (including (i) the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and (ii) any such data processed or stored by third parties on behalf of the Company and its Subsidiaries (such data described in the foregoing clause (ii) being referred to as “Third Party Data”)), equipment or technology, websites and functions used in connection with the business of the Company and the Subsidiaries (collectively, “IT Systems and Data” and, without regard to Third Party Data, “Company IT Systems and Data”). The IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(z)There has been no material security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company IT Systems and Data, and there has been no material security breach or incident, unauthorized access or disclosure, or other material compromise relating to Third Party Data. Neither the Company nor its Subsidiaries have been notified of, and have no knowledge of, any event or condition that would result in, (i) any material security breach or incident, unauthorized access or disclosure or other compromise to the Company IT Systems and Data and (ii) any material security breach or incident, unauthorized access or disclosure or other material compromise to Third Party Data. The Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(aa)Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NASDAQ Stock Market LLC (the “Exchange”) in accordance with Regulation M under the Exchange Act.

(bb)Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(cc)The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(dd)The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(ee)Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry-related and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that are not reliable and accurate in all material respects.

(ff)The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(gg)None of the Company, any Subsidiary, any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of the Subsidiaries, is an individual or entity (a “Person”) that is, or is owned or controlled by a Person that is: (i) the subject or, to the knowledge of the Transaction Entities, target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”); nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Crimea, Iran, North Korea and Syria). The Company will not, directly or indirectly, use the proceeds from the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any

Person participating in the offering, whether as underwriter, counterparty, advisor, investor or otherwise). For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(hh)Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international.  The Company, the Subsidiaries and their affiliates have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. The Company will not, directly or indirectly, use the proceeds from the offering of the Shares in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery or anti-corruption laws.

(ii)The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)(i)  Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”)  is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any material liability; and (B) neither the Company nor any member of its Controlled Group has incurred or expects to incur material liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk)Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) the Company and each Subsidiary have complied and are in compliance, in all material respects, with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Company and each Subsidiary have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (iii) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (A) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (B) which is otherwise material; and no such proceeding has been threatened or is known to be contemplated; (iv) neither the Company nor any Subsidiary has received written notice or is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and neither the Company nor any Subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (v) neither the Company nor any Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and the Subsidiaries.

(ll)The Shares have been approved for listing on the Exchange, subject to official notice of issuance.

(mm)There are no related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the

Prospectus which have not been described in such documents and the Pricing Disclosure Package as required.

(nn)Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(oo)No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened.

(pp)Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq)No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(rr)Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The statements and financial information (including the assumptions described herein) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under each of the headings “Prospectus Supplement Summary—Market and Industry Update” and “Prospectus Supplement Summary—Select Recent Operating Results” (collectively, the “Projections”) (i) are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith best estimate of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Act; the assumptions used in the preparation of the Projections are reasonable; and none of the Company or its subsidiaries are aware of any business, economic or industry developments materially inconsistent with the assumptions underlying the Projections.

2.Purchase, Sale and Delivery of the Shares.

(a)The Company agrees to issue and sell the Firm Shares to the several Underwriters as provided in this Agreement, and each Underwriter agrees, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $30.4006 (the “Purchase Price”) from the Company the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Firm Shares, at the offices of Lathan & Watkins LLP at 10:00 A.M. New York City time on December 14, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Firm Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Option Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

3.Offering by the Underwriters.

The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto.  Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

4.Covenants of the Company.

The Company covenants and agrees with each Underwriters that:

(a)The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.  The Company will pay the registration fee for this offering within the time period required by the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(c)The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 90-day restricted period referred to in Section 4(j) hereof.

(d)The Company will advise the Representatives as promptly as practicable (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package,  any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (i) qualify as a foreign corporation, (ii) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(f)The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.  If requested, the Company will deliver to the Representatives at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

(g)The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company as promptly as practicable will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h)If the Pricing Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the Pricing Disclosure Package to comply with any law, the Company as promptly as practicable will (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Pricing Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances, be misleading, or so that the Prospectus will comply with law.

(i)The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) satisfying the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(j)No offering, pledge, sale, contract to sell, short sale or other disposition of any Ordinary Shares or other securities convertible into or exchangeable or exercisable for Ordinary Shares or derivative of Ordinary Shares (or agreement for such) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives.  The restrictions contained in the foregoing sentence shall not apply to (i) the sale and issuance of the Shares to be sold hereunder, (ii) the issuance of Ordinary Shares upon exercise, conversion, settlement or vesting of any outstanding warrants, stock options, restricted stock units or other derivative security or stock-based award granted pursuant to the Company’s equity incentive and employee benefit plans (including employee stock purchase plans) disclosed in the Prospectus, (iii) the issuance of Ordinary Shares, or options to purchase Ordinary Shares, or the grant of other equity-based awards (including any securities convertible into Ordinary Shares), to employees, officers, directors, advisors or consultants of the Company pursuant to the Company’s equity incentive and employee benefit plans (including employee stock purchase plans) disclosed in the Prospectus, (iv) the filing of a registration statement on Form S-8 for the registration of Ordinary Shares issued pursuant to the Company’s equity incentive and employee benefit plans (including employee stock purchase plans) disclosed in the Prospectus, (v) the issuance of Ordinary Shares or other securities (including securities convertible into or exchangeable or exercisable for Ordinary Shares or other securities) in connection with the acquisition by the Company or any of the Subsidiaries of the securities, business, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company or any of the Subsidiaries in connection with any such acquisition, or (vi) the issuance of Ordinary Shares or other securities (including securities convertible into or exchangeable or exercisable for Ordinary Shares or other securities) in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of clauses (v) and (vi), the aggregate number of shares issued in all such acquisitions and transactions does not exceed 10% of the outstanding Ordinary Shares as of the date hereof.

(k)The Company will use its best efforts to maintain the listing of the Shares on the Exchange.

(l)The Company has caused each executive officer and director of the Company to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(m)The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares.

(o)The Company will not knowingly take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (a) accounting fees of the Company; (b) the fees and disbursements of counsel for the Company; (c) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (d) any roadshow expenses (except roadshow expenses incurred by the underwriters); (e) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (f) the filing fees of the Commission; (g) the filing fees and expenses (including reasonable and documented legal fees and disbursements up to $25,000) incident to securing any required review by FINRA of the terms of the sale of the Shares; (h) all expenses and application fees related to the listing of the Shares on the Exchange; (i) the cost of printing certificates, if any, representing the Shares; (j) the costs and charges of any transfer agent, registrar or depositary; and (k) the expenses incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum (including the reasonable and documented related fees and expenses of counsel for the Underwriters up to $15,000).  Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriter’s costs or expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 12 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable and documented fees and disbursements of one counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.  Notwithstanding anything to the contrary in this Section 5, the Company, on the one hand, and the Underwriters, on the other hand, shall share equally any third party costs of private aircraft incurred by or on behalf of the Company in connection with the roadshow.

6.Certain Agreements of the Underwriters.  Each Underwriter hereby represents to and agrees with the Company that:

(a)  It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II hereto (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)  It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)  It has not and will not, without the prior written consent of the Company (such consent not to be unreasonably withheld), use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(d)  It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7.Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of their covenants and obligations hereunder and to the following additional conditions:

(a)  The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kirkland & Ellis LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to counsel for the Representatives.

(c)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Maples and Calder, Cayman Islands counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to counsel for the Representatives.

(d)  The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion and negative assurance letter, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)  The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of KPMG LLP, containing such statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f)  The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a certificate dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, signed by the chief financial officer of the Company as to the accuracy of certain financial and other information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)  The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, which shall be delivered on behalf of the Company and not the signatory in his or her personal capacity, certifying as follows, as of the Closing Date or the Option Closing Date, as the case may be:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)  Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and Prospectus, there has not been a Material Adverse Effect; and

(iv)  The Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.

(h)The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(i)  The Lockup Agreements described in Section 4(l) hereof are in full force and effect.

(j)  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

8.Indemnification.

(a) The Company agrees to (i) indemnify and hold harmless each Underwriter, each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any  losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and (ii) to reimburse each Underwriter, each Underwriters’ affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act upon demand for any legal or other out-of-pocket expenses documented and reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other out-of-pocket expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and will reimburse any legal or other expenses documented and reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry, whether or not the applicable party or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Sections 8(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Sections 8(a) or (b) hereof.  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the documented and reasonably incurred fees and expenses of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the documented and reasonably incurred fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, based on the advice of outside counsel to the parties, be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) hereof and by the Company in the case of parties indemnified pursuant to Section 8(b) hereof.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent required under this Section 8.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (X) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (Y) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (Z) such indemnifying party is obligated under this Section 8(c) to reimburse the indemnified party for such fees and expenses and the indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)  To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect  not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other out-of-pocket expenses documented and reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation,.  The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)  In any proceeding relating to the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.  The Company irrevocably appoint Ichor Systems, Inc., 3185 Laurelview Ct., Fremont, California 94538 as their agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(g)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the Pricing Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to Stifel, Nicolaus & Company, Incorporated, 787 Seventh Avenue, 11th Floor, New York, New York 10019; and Cowen and Company, LLC, 599 Lexington Avenue, New York, New York  10022, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1130; if to the Company, to Ichor Holdings, Ltd., 3185 Laurelview Ct., Fremont, California 94538, Attention: Jeffrey S. Andreson, Chief Executive Officer, fax: (510) 897-5201.

11.Termination.

This Agreement may be terminated by you by notice to the Company: (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market LLC or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Ordinary Shares by the Exchange, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 7 and 9 of this Agreement.

12.Successors.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the third, ninth, and tenth through thirteenth paragraphs under the caption “Underwriting” in the Prospectus.

14.Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.USA Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

16.Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary, and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company irrevocably appoints Ichor Systems, Inc., 3185 Laurelview Ct., Fremont, California 94538, as their agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter; provided that, if the United States dollars so purchased are greater than the sum originally due to such Underwriter, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its shareholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action by the Representatives shall be binding upon the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Ichor Holdings, Ltd.

By: /s/ Larry J. Sparks

Name: Larry J. Sparks

Title: Chief Financial Officer

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

Stifel, Nicolaus & Company, Incorporated

Cowen and Company, LLC

As Representatives of the several

Underwriters listed on Schedule I hereto

By: Stifel, Nicolaus & Company, Incorporated

By:  /s/ Lewis Chia

Name: Lewis Chia

Title: Managing Director

By: Cowen and Company, LLC

By:  /s/ Christopher Weekes

Name: Christopher Weekes

Title: Managing Director

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Stifel, Nicolaus & Company, Incorporated	1,600,000	240,000
Cowen and Company, LLC	1,000,000	150,000
Needham & Company, LLC	520,000	78,000
B. Riley Securities, Inc.	480,000	72,000
D.A. Davidson & Co.	400,000	60,000
Total	4,000,000	600,000

SCHEDULE II

(a)	Pricing Disclosure Package

•	None

(b)	Pricing Information Provided Orally by Underwriters

•	Ordinary Shares: 4,000,000 plus Underwriters’ option to acquire an additional 600,000 Ordinary Shares

•	Price per Ordinary Share: $31.75

•	Underwriting discount: 4.25% or $1.3494 per Ordinary Share

•	Proceeds to the Company per Ordinary Share: $30.4006

SCHEDULE III

Written Testing-the-Waters Communications

•	None.

EXHIBIT A

Lock-Up Agreement

December [●], 2020

Ichor Holdings, Ltd.

Stifel, Nicolaus & Company, Incorporated

Cowen and Company, LLC

As Representatives of the

      Several Underwriters

c/o Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 12th Floor

New York, New York 10019

c/o Cowen and Company, LLC

599 Lexington Avenue, 20th Floor

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Stifel, Nicolaus & Company, Incorporated and Cowen and Company, LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Ichor Holdings, Ltd., a Cayman Islands exempt limited company (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of ordinary shares, par value $0.0001 (the “Ordinary Shares”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Ordinary Shares (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), Ordinary Shares which may be issued upon exercise of a share option or warrant and any other security convertible into or exchangeable for Ordinary Shares) or enter into any Hedging Transaction (as defined below) relating to the Ordinary Shares (each of the foregoing referred to as a “Disposition”) during the period commencing on the date hereof and continuing until, and including, the date that is 90 days after the

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date of the Underwriting Agreement relating to the Public Offering (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Ordinary Shares.

Notwithstanding the foregoing, the undersigned may transfer any or all of the Ordinary Shares or other Company securities if the transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended, in each case reporting a reduction in beneficial ownership of Ordinary Shares or other Company securities, and is by (i) gift, will or intestacy or for bona fide tax planning purposes, (ii) distribution or transfer to partners, members or shareholders of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust, (iii) transfer to an immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family member” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than a first cousin) or (iv) transfer to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided, however, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

In addition, the restrictions set forth in this Lock-Up Agreement shall not prohibit or restrict the undersigned from (i) selling Ordinary Shares under a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, that is established as of the date hereof (provided that such trading plan has been approved by the Company’s board of directors or the compensation, nominating and corporate governance committee of the board of directors and that any such sale is labeled in the resulting filing as having been made pursuant to such trading plan), (ii) exercising an option to purchase Ordinary Shares granted under any share-based compensation plan of the Company, provided that the underlying Ordinary Shares shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement, (iii) transfers to the Company for the purpose of satisfying the exercise price and/or tax withholding obligations upon the exercise of an option to purchase Ordinary Shares or the vesting of other equity incentive awards granted under any share-based compensation plan of the Company, (iv) engaging in transactions relating to shares of Ordinary Shares acquired in the Public Offering or in open market transactions after the completion of the date of the Underwriting Agreement or (v) any transfer of Ordinary Shares or other Company securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Ordinary Shares involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Ordinary Shares or other Company securities owned by the undersigned shall remain subject to the terms of this Lock-Up Agreement.

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Notwithstanding any other provision of this Lock-Up Agreement, the restrictions set forth in this Lock-Up Agreement shall apply to any shares sold to the undersigned, if the undersigned is a director or executive officer of the Company, pursuant to any directed share program provided for in the Underwriting Agreement.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any Ordinary Shares or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any Ordinary Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to January 31, 2021, (ii) the Company withdraws the registration

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statement related to the Public Offering, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder or (iv) the Representatives notify the Company, or the Company notifies the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, this Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) shall automatically terminate and be of no further force or effect as of such time.

[Signature page follows]

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Signature: ________________________________

Print Name: ______________________________

EXHIBIT B

SIGNIFICANT SUBSIDIARIES

Icicle Acquisition Holding Coöperatief U.A.

Icicle Acquisition Holding B.V.

Ichor Holdings, LLC

Ichor Systems, Inc.

Ichor Systems Malaysia Sdn Bhd

Ichor Systems Singapore Pte. Ltd.

Ichor Systems Korea Ltd.

Ichor Holdings Ltd. (Scotland)

Ichor Systems, Ltd. (Scotland)